                                                                    EXHIBIT 2.15

                    VOTING AGREEMENT (this "Agreement"), dated as of [   ],
               1998, between TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), and ADVANCE/NEWHOUSE PARTNERSHIP, a
                                     ---
               New York general partnership ("Newhouse", and together with TWE,
                                              --------
               the "Parties" and each individually, a "Party").
                    -------                            -----

          WHEREAS, each of TWE and Newhouse, together with certain other parties are parties to a Merger and Contribution Agreement dated as of February 6, 1998 (the "Restructuring Agreement"), pursuant to which the Restructuring Transaction
      -----------------------
(as defined therein) will be consummated by the parties thereto or their respective affiliates;

          WHEREAS, in connection with the Restructuring Transaction and as a condition thereof, the parties and certain other persons have entered into an agreement regarding the voting, conversion and future dispositions of shares of Class C Common Stock of the Company beneficially owned by the parties (the "Stockholders Agreement"). Capitalized terms used herein that are not defined
 ----------------------
herein are as defined in the Stockholders Agreement, and certain other terms used herein are defined in Section 16 of this Agreement;

          WHEREAS, pursuant to the Restructuring Transaction, as of the Effective Date, TWE shall be the record and beneficial owner and shall hold voting control of [ ] shares of Class C Common Stock of PRIMESTAR, Inc. (the "Class C Stock"), and Newhouse shall be the record and beneficial owner and
 -------------
shall hold voting control of [ ] shares of Class C Stock (the "Initial Newhouse
                                                               ----------------
Shares")/1/; and
------

          WHEREAS, the parties agree to the transfer and voting provisions relating to the Class C Stock held by each of TWE and Newhouse, respectively, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


-------------------
/1/ To be filled in prior to closing.

          SECTION 1.  Agreement to Vote.  During the Voting Period, Newhouse
                      ------------------
hereby agrees to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) (x) all Newhouse Shares held of record or beneficially owned by Newhouse at the time of such vote or action by written consent and (y) all Newhouse Shares as to which Newhouse at the time of such vote or action by written consent has voting control, in each case, as directed by TWE (or any officer of TWE) in its (or his or her) sole and absolute discretion, including, without limitation, all matters requiring or permitting the voting of any Newhouse Shares or the granting of a consent, proxy or approval in respect of any Newhouse Shares, including, without limitation, ordinary or extraordinary corporate actions and all matters submitted to stockholder vote at general or special stockholder meetings of the Company, subject in each case to applicable provisions in the Stockholders Agreement. Newhouse further agrees not to enter into any other agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect Newhouse's obligations to vote the Newhouse Shares as provided in this Agreement, and agrees not to enter into any other voting agreement or voting trust or grant any proxy, consent or approval or otherwise transfer, directly or indirectly, voting power with respect to any Newhouse Shares, in each case except as provided herein.

          SECTION 2.  Agreement Not to Transfer.  Newhouse hereby agrees not to
                      --------------------------
Transfer any shares of Class C Stock which are held of record or beneficially owned by Newhouse at any time during the term of this Agreement, except in compliance with Section 5 of this Agreement.

          SECTION 3.  Grant of Irrevocable Proxy.  In the event that Newhouse
                      ---------------------------
fails to comply with the provisions of this Agreement, Newhouse hereby irrevocably grants to and appoints TWE (or any officer of TWE), Newhouse's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Newhouse, to vote or act by written consent with respect to all Newhouse Shares held of record or beneficially owned by Newhouse or as to which Newhouse has voting control and to grant a consent, proxy or approval in respect of any Newhouse Shares held of record or beneficially owned by Newhouse or as to which Newhouse has voting control, in each case in such manner as TWE (or any officer of TWE) shall determine in its (or his or her) sole and absolute discretion, including, without limitation, all matters requiring or permitting the voting of any Newhouse Shares or the granting of a consent, proxy or approval in respect of any Newhouse Shares, including, without limitation, ordinary or extraordinary corporate actions and matters submitted to stockholder vote at general or special stockholder meetings of the Company, subject in each case to applicable provisions in the Stockholders Agreement. Newhouse hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the asset transfer and merger agreements executed in respect of the Restructuring Transaction, and that such irrevocable proxy is given to secure the performance of the obligations of Newhouse under this Agreement. Newhouse hereby further affirms that each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest, in accordance with Section 212(e) of the GCL.

          SECTION 4.  Nomination of Directors.  (a) During the Voting Period, so
                      ------------------------
long as (i) TWE has the right pursuant to Section 7 of the Stockholders Agreement to nominate at least one C Director to the Board and (ii) Newhouse has not Transferred (other than to any Affiliate of Newhouse) any of the Initial Newhouse Shares, TWE shall nominate one person chosen by Newhouse in its sole discretion (the "Newhouse Nominee") to serve on the Board as a C Director for
                 ----------------
the term specified in the Charter and until his or her successor has been elected and has qualified, in accordance with Article VI of the Charter.

          (b) So long as Newhouse shall have the right to nominate one C Director as provided above in Section 4(a), TWE shall vote or cause to be voted all shares of Class C Stock held of record or beneficially owned by TWE and all Newhouse Shares as to which TWE has voting control in favor of the election of the Newhouse Nominee to the Board.

          SECTION 5.  Restrictions on Transfer.  During the term of this
                      -------------------------
Agreement, Newhouse shall not Transfer any shares of Class C Stock held of record or beneficially owned by Newhouse, except to any person (each, a "Permitted Transferee"):
 --------------------

          (i)  that is an Affiliate of Newhouse, provided that (x) such person
                                                 --------
          remains an Affiliate of Newhouse and (y) such person agrees in writing to become a party to this Agreement and to be bound by all the terms of this Agreement with respect to such shares, without such shares being subject to Section 5(ii) below; and

          (ii) subject to Section 5(i) above, after compliance with the rights of first refusal of each other Class C Holder (including TWE) pursuant to Section 18 of the Stockholders Agreement.

          SECTION 6.  Right of First Refusal.  (a) Except as provided in Section
                      -----------------------
6(b) below, TWE and Newhouse, together with their respective Affiliates, shall collectively be a single Class C Holder and a single Acquiring Class C Holder (unless either of them is a Class C Transferor, in which case each shall be a separate Class C Holder) for purposes of Sections 17 and 18 of the Stockholders Agreement, and TWE shall have the exclusive right to exercise the right of first refusal pursuant to Sections 17 and 18 of the Stockholders Agreement on behalf of TWE and Newhouse; provided, however, that Newhouse shall have the right, at
                     --------  -------
its option, to acquire record and beneficial ownership of up to its pro rata
                                                                    --- ----
portion of any shares of Common Stock of the Company which TWE acquires on behalf of TWE and Newhouse collectively pursuant to Sections 17 and 18 of the Stockholders Agreement (based, with respect to each class of common stock of the Company, on the number of shares of such class held of record by each of Newhouse and TWE at the time of such acquisition).

          (b) Notwithstanding anything to the contrary in Section 18 of the Stockholders Agreement, Newhouse shall individually be an Acquiring Class C Holder for purposes of this Section 6 and Section 18 of the Stockholders Agreement in the event that TWE intends to Transfer pursuant to Section 18 of the Stockholders Agreement any Transferred C Interest and (i) pursuant to such Transfer, TWE, Newhouse and their respective Affiliates collectively shall cease to have the right to nominate any C Directors pursuant to Section 7 of the Stockholders Agreement and (ii) Newhouse shall not have Transferred (other than to an Affiliate of Newhouse) any Initial Newhouse Shares. In such event, TWE shall provide Newhouse with a Transfer Notice, and Newhouse shall have the right to acquire, in its discretion, prior to any other Class C Holder, any Specified Class B Holder or GE up to a number of shares of the Transferred C Interest as shall be necessary for Newhouse to become entitled pursuant to Section 7(a)(i) of the Stockholders Agreement to nominate one C Director (but not including any additional shares that would need to be acquired by Newhouse to prevent Section 7(a)(ii) of the Stockholders Agreement from being applicable to it). In the event that Newhouse elects to acquire all or part of such Transferred C Interest, Newhouse shall deliver a written notice (an "Exercise Notice") to each
                                                       ---------------
Class C Holder within thirty (30) calendar days of receipt of the applicable Transfer Notice, and any shares of Class C Stock acquired by Newhouse pursuant to this Section 6(b) shall be Transferred to Newhouse on the terms set forth in the Transfer Notice associated with such shares.

          (c) In accordance with applicable provisions of the Stockholders Agreement, any shares of Class C Stock held of record or beneficially owned by Newhouse shall collectively become a Transferred C Interest, and shall become subject to the right of first refusal process of Section 18 of the Stockholders Agreement, in the event of:

          (i) the Bankruptcy of Newhouse;

          (ii) a Change in Control with respect to Newhouse; or

          (iii) the dissolution of Newhouse.

          SECTION 7.  Allocation of Shares Between TWE and Newhouse.  Newhouse
                      ----------------------------------------------
shall have the right to acquire record and beneficial ownership of up to its pro
                                                                             ---
rata portion of any shares of any class of common stock of the Company that TWE
----
acquires on behalf of TWE and Newhouse collectively pursuant to this Agreement and Sections 16, 17, 18 and 19 of the Stockholders Agreement. No later than 10 days prior to the date when TWE would be required to exercise its right to acquire shares of any series of common stock on behalf of TWE and Newhouse collectively pursuant to this Agreement and Sections 16, 17, 18 and 19 of the Stockholders Agreement, Newhouse shall give irrevocable notice to TWE stating the number, if any, of such shares it wishes to acquire, not to exceed its pro
                                                                           ---
rata portion of the total shares that TWE and Newhouse together are entitled to
----
acquire.

          SECTION 8.  Covenant of Newhouse.  Newhouse hereby covenants and
                      ---------------------
agrees to retain record and beneficial ownership and voting control of all Newhouse Shares for the entire term of this Agreement, except for any Newhouse Shares that are Transferred by Newhouse in accordance with Section 5 of this Agreement. Subject to the terms and conditions herein and subject to applicable law, Newhouse hereby further agrees to use its commercially reasonable efforts promptly to take or cause to be taken all other actions, and do or cause to be done all other things, necessary or appropriate under applicable laws and regulations to consummate and make effective all its agreements hereunder.

          SECTION 9.  Term.  This Agreement shall become effective on the date
                      -----
hereof and shall continue in effect until the tenth anniversary of such date, whereupon it shall terminate; provided that obligations incurred under this
                              --------
Agreement prior to such termination shall survive such termination, and the provisions of this Section 9 and Sections 10 through 17 shall survive such termination.

          SECTION 10.  Governing Law.  This Agreement shall be governed by, and
                       --------------
construed in accordance with, the substantive laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the State of Delaware are mandatorily applicable hereunder.

          SECTION 11.  Exclusive Jurisdiction.  With respect to any suit, action
                       -----------------------
or proceeding relating to this Agreement (collectively, a "Proceeding"), each
                                                           ----------
Party irrevocably:

          (i) consents and submits to the exclusive jurisdiction of the courts of the States of New York and Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware;

          (ii) waives any objection which such Party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such Party; and

          (iii) consents to the service of process at the address set forth for notices in Section 12 herein; provided that such manner of service of
                                   --------
     process shall not preclude the service of process in any other manner permitted under applicable law.

          SECTION 12.  Notices.  Any notice or other communication that is
                       --------
required or that may be given in connection with this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail or by Federal Express or similar courier service, postage prepaid, and shall be deemed given when so received if delivered personally or by telecopy or, if mailed, seven (7) calendar days after the date of mailing (three (3) calendar days in the case of express mail, Federal Express or similar courier service), as follows:

          If to TWE:

          290 Harbor Drive
          Stamford, CT 06902
          Attention of General Counsel,
                       Time Warner Cable
          Facsimile: (203) 328-4840

          With a separate copy delivered to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, NY 10019
          Attention of John T. Gaffney, Esq.
          Facsimile: (212) 474-3700

          If to Newhouse:

          5015 Campuswood Drive
          East Syracuse, NY 13057
          Attention of Robert J. Miron
          Facsimile: (315) 463-4127

          With a separate copy delivered to:

          Sabin, Bermant & Gould LLP
          350 Madison Avenue
          New York, NY 10017
          Attention of Arthur J. Steinhauer, Esq.
          Facsimile: (212) 692-4406

          SECTION 13.  No Assignment.  No Party hereto may assign any of its
                       --------------
rights or obligations under this Agreement to any person, other than, in the case of Newhouse, a Permitted Transferee thereof. Any purported assignment in violation of this Section 13 shall be void and unenforceable.

          SECTION 14.  Integration.  This Agreement, the Restructuring
                       ------------
Agreement, the Merger Agreements, the Asset Transfer Agreements, the US West Guarantee, the Malone Letter, the Reimbursement Agreements, the Stockholders Agreement, the Registration Rights Agreement, the Voting Agreements, the Tax Sharing Agreement, the TSAT Merger Agreement, the TSAT Stockholders Agreement, the Drop Down Agreement and the TSAT Tempo Agreement (each as defined in the Restructuring Agreement) constitute the entire agreement and understanding between the Parties relating to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.

          SECTION 15.  Severability.  If any term or other provision of this
                       -------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 16.  Amendments.  This Agreement may not be modified or
                       -----------
amended in any respect except by an instrument in writing signed by each Party.

          SECTION 17.  Specific Performance.  The parties hereto acknowledge
                       ---------------------
that the benefits to them under this Agreement are unique, that they are willing to enter into this Agreement only upon performance by each other Party of all their obligations hereunder and that monetary damages would not afford an adequate remedy for failure to perform any such obligations hereunder. Accordingly, the Parties hereby consent to specific performance of their obligations hereunder and waive any requirement for securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief to enforce their rights hereunder.

          SECTION 18.  Definitions.  The following terms used herein shall have
                       ------------
the following definitions:

          "Agreement" is defined in the preamble hereto.
           ---------

          "Bankruptcy" with respect to Newhouse, means (x) the filing of a
           ----------
voluntary bankruptcy petition by Newhouse, seeking liquidation, reorganization, arrangement, or readjustment, in any form, of its debts under Title 11 of the U.S. Code or any other bankruptcy or insolvency law, or Newhouse's acquiescence to such petition, (y) the making of any assignment by Newhouse for the benefit of its creditors or the admission by Newhouse in writing of its inability to pay its debts or (z) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the U.S. Code, an application for the appointment of a receiver for the assets of Newhouse, or an involuntary petition seeking liquidation, reorganization, arrangements, composition, dissolution or readjustment of the debts of Newhouse or similar relief under any bankruptcy or insolvency law, provided that the same shall not have been
                              --------
vacated, set aside or stayed within such 60 day period.

          "Board" is defined in Section 4(a).
           -----

          "Change in Control", with respect to Newhouse shall mean any event
           -----------------
pursuant to which Newhouse shall cease to be wholly owned, directly or indirectly, by (x) one or more lineal descendants (including adoptees) of Meyer and Rose Newhouse, any Person that is wholly owned, directly or indirectly, by one or more of such lineal descendants, (y) the trustee of a trust, or a custodian under the Uniform Gift to Minors Act or similar fiduciary, the primary beneficiaries of which (or primary income beneficiaries of which, in the case of a charitable remainder or similar trust) include only the respective natural Persons described in clause (x) above (provided that such trust may grant a
                                       --------
general or specific power of appointment to any such Person and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of any such Person, as applicable), and (z) the executor, administrator, guardian or personal representative of the estate of any of the respective natural Persons described in clause (x) above.

          "Class C Stock" is defined in the preamble hereto.
           -------------

          "Comcast" is defined in the preamble hereto.
           -------

          "Company" is defined in the preamble hereto.
           -------

          "Cox" is defined in the preamble hereto.
           ---

          "Effective Date" is defined in the preamble hereto.
           --------------

          "Exercise Notice" is defined in Section 6.
           ---------------

          "GE" is defined in the preamble hereto.
           --

          "Initial Newhouse Shares" is defined in the preamble hereto.
           -----------------------

          "MediaOne" is defined in the preamble hereto.
           --------

          "Newhouse" is defined in the preamble hereto.
           --------

          "Newhouse Nominee" is defined in Section 4(a).
           ----------------

          "Newhouse Shares" means (i) the Initial Newhouse Shares, (ii) the
           ---------------
Subsequent Newhouse Shares, (iii) any securities of the Company or any other Person issued in exchange for (including pursuant to a merger, consolidation or other business combination), or as a dividend on, or pursuant to the split, subdivision, combination, reclassification or recapitalization of, any Initial Newhouse Shares or Subsequent Newhouse Shares, or pursuant to the conversion of any Initial Newhouse Shares or Subsequent Newhouse Shares or any such other securities and (iv) any securities of the Company or any other Person that are distributed on any of the securities described in clauses (i), (ii) or (iii) of this definition and any securities which shall result from the conversion or exchange of any securities distributed on any securities described in clauses
(i), (ii) and (iii) of this definition. For the avoidance of doubt, the Class A Stock issued to Newhouse in connection with the Restructuring Transaction (and any shares issued in exchange for (including pursuant to a merger, consolidation or other business combination), or as a dividend on, or pursuant to the split, subdivision, combination, reclassification or other recapitalization of, such shares) are not subject to this Agreement.

          "Party" is defined in the preamble hereto.
           -----

          "Proceeding" is defined in Section 11.
           ----------

          "Restructuring Transaction" is defined in the preamble hereto.
           -------------------------

          "Stockholders Agreement" is defined in Section 1.
           ----------------------

          "Subsequent Newhouse Shares" means any shares of Class C Stock or
           --------------------------
Class B Stock, record or beneficial ownership of which is acquired by Newhouse pursuant to Sections 13, 16, 17, 18 or 19 of the Stockholders Agreement.

          "TSAT" is defined in the preamble hereto.
           ----

          "TWE" is defined in the preamble hereto.
           ---

          "Voting Period" means the period commencing on the Effective Date and
           -------------
ending on the date that TWE and its Affiliates collectively hold of record less than 10% of the shares of Class C Stock held by TWE on the Effective Date.

          SECTION 19.  Terms and Usage Generally.  The definitions in Section 18
                       --------------------------
shall apply equally to both the singular and plural forms of the terms defined therein.

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed to be references to Sections of this Agreement, unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

          SECTION 20.  Descriptive Headings.  The headings in this Agreement are
                       ---------------------
for reference purposes only and do not form part of this Agreement, nor shall such headings in any way affect the meaning or interpretation of any provisions herein.

          SECTION 21.  Counterparts.  This Agreement may be executed in
                       -------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, each Party has executed this Agreement in one or more counterparts as of the day and year first above written.

                                        TIME WARNER ENTERTAINMENT
                                        COMPANY, L.P.,

                                        by    AMERICAN TELEVISION AND
                                              COMMUNICATIONS
                                              CORPORATION, a general
                                              partner,

                                              by

                                                    -----------------
                                                    Name:
                                                    Title:


                                        ADVANCE/NEWHOUSE PARTNERSHIP,

                                        by  ADVANCE COMMUNICATION
                                            CORP., a general partner,

                                              by
                                                    -----------------
                                                    Name:
                                                    Title: